Exhibit 99.110

                                [GRAPHIC OMITTED]
                              North Valley Bancorp

North Valley Bancorp Reports First Quarter Results

April 27, 2006 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a multi-bank holding company with $906 million in assets, today reported net income for the quarter ended March 31, 2006 of $2,129,000 or $0.27 per diluted share compared to $2,259,000 or $0.29 per diluted share for the same period in 2005. North
Valley Bancorp ("the Company") is the parent company for North Valley Bank
("NVB"), and NVB Business Bank ("NVBBB").

Key Financial Highlights...

     o Loans grew $54.2 million, or 9.4%, to $627.5 million at March 31, 2006 compared to March 31, 2005.

     o Net interest income grew $795,000, or 8.3%, in the first quarter of 2006 compared to the first quarter of 2005.

     o   Net interest margin (tax equivalent basis) remains strong at 5.34%.

     o Excellent credit quality - nonperforming loans were 0.17% of total loans at March 31, 2006.

         The Company reported net income for the quarter ended March 31, 2006 of $2,129,000 or $0.27 per diluted share. This represents a decrease in net income of $130,000, or 5.8%, and a decrease in diluted earnings per share of 6.9%, to $0.27 per diluted share, compared to the same period in 2005. The decrease in net income for the first quarter of 2006 was driven by an increase in noninterest expense of $1,582,000, or 18.8%, to $10,016,000 over noninterest expense of $8,434,000 in the first quarter of 2005. The increase in noninterest expense was partially offset by an increase in net interest income of $795,000 or 8.3%, to $10,393,000 over net interest income of $9,598,000 in the first quarter of 2005. The Company's noninterest income grew $348,000, or 14.2%, in the first quarter of 2006 compared to the first quarter of 2005.

         Net interest income, which represents the Company's largest component of revenues and is the difference between interest earned on loans and investments and interest paid on deposits and borrowings, increased $795,000, or 8.3%, for the quarter ended March 31, 2006 compared to the same period in 2005.
This was due to an increase in interest income of $2.0 million, or 17.2%, which was partially offset by an increase in interest expense of $1.2 million. The increase in interest income was due to total average outstanding loans increasing from $556,936,000 in the first quarter of 2005 to $624,879,000 in the same period this year. This represents an increase of $67.9 million, or 12.2%.
The Company's deposits increased $2.1 million at March 31, 2006 compared to March 31, 2005. The Company continues to maintain a strong deposit mix with 25.7% in noninterest bearing demand deposits, 26.7% in interest bearing demand deposits, 24.8% in savings and money market accounts, and 22.8% in time deposits. The Company's net interest margin was 5.34%, which represents margin expansion of 38 basis points ("bps") over the net interest margin of 4.96% reported for the first quarter of 2005. Average yields on earning assets increased 96 bps to 6.97% for the first quarter of 2006 and the average rate paid on interest-bearing liabilities increased by 73 basis points to 2.05% from the first quarter of 2005. The increase in asset yields was primarily due to the increase in total loans coupled with an increase in average loan yields, which increased from 6.89% in 2005 to 7.62% in 2006. "Although our net interest margin contracted 6 basis points from the fourth quarter of 2005, it continues to be strong, driven by the favorable shift of our earning asset mix," commented Kevin
Watson, Chief Financial Officer.

         Noninterest income increased $348,000, or 14.2%, for the three months ended March 31, 2006 compared to the three months ended March 31, 2005. The increase was primarily driven by an increase in service charges on deposits which increased $344,000, or 30.4%. In addition, the Company is currently selling its fixed-rate mortgage production in order to maintain a loan portfolio with a shorter overall duration and recorded $80,000 in gains on mortgage loan sales in the first quarter of 2006. Earnings on cash surrender value of life insurance policies increased from $277,000 in the first quarter of 2005 to $293,000 in 2006 due to higher market rates associated with those policies.
Other noninterest income decreased $130,000 in 2006 from 2005 levels due mainly to decreased sales of third-party investments.

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         Noninterest expense totaled $10.0 million for the three months ended
March 31, 2006 compared to $8.4 million for the same period in 2005, which is an increase of $1,582,000 or 18.8%. Salaries and benefits increased by $955,000, or
20.4%, over the first quarter of 2005. Occupancy expense increased from $627,000 in the first three months of 2005 to $707,000 in the same period in 2006 and other expense increased from $2,564,000 in 2005 to $3,139,000 in 2006. The increases in salaries and benefits were due to the hiring of seasoned lending teams that specialize in business lending, as well as the Company's decision made in 2005 to enhance its infrastructure, most notably in accounting and compliance, to enhance capacity for current and planned future growth.

Credit Quality

         Nonperforming loans (defined as nonaccrual loans and loans 90 days or more past due and still accruing interest) decreased $391,000 to $1,062,000, or 0.17% of total loans, at March 31, 2006 from $1,453,000, or 0.25% of total loans, at March 31, 2005. The allowance for loan and lease losses at March 31, 2006 was $7,832,000, or 1.25% of total loans, compared to $7,367,000, or 1.28%
of total loans, at March 31, 2005. The allowance for loan and lease losses as a percentage of nonperforming loans was 737.48% as of March 31, 2006 compared to 507.02% as of March 31, 2005. Other real estate owned at March 31, 2006 was
$898,000, consisting of land originally purchased for bank expansion which management now intends to sell as the land is no longer needed due to the acquisition of Yolo Community Bank in 2004.

Summary

         "We continue to focus on gaining efficiency by reducing costs and increasing revenue. During the first quarter, we strengthened our Sacramento-based team by hiring three commercial bankers who worked for Calnet
Business Bank prior to the sale of Calnet to Commercial Capital Bank. We believe this investment will help us achieve our long-range goals. Additionally, we have submitted an application to merge our two subsidiary banks and anticipate completion in the second quarter of 2006, which should improve operating efficiencies," remarked Michael Cushman, President and CEO.

         North Valley Bancorp is a multi-bank holding company headquartered in Redding, California. North Valley Bank ("NVB") operates twenty one commercial banking offices in Shasta, Humboldt, Del Norte, Mendocino and Trinity Counties in Northern California, including two in-store supermarket branches and two
Business Banking Centers. NVB Business Bank operates five commercial banking offices in Yolo, Solano, Sonoma, Placer and Mendocino Counties in Northern
California. North Valley Bancorp, through its subsidiary banks, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, North Valley Bank and NVB Business Bank engage in a full complement of lending activities including consumer, commercial and real estate loans. NVB has SBA Preferred Lender status and provides investment services to its customers through an affiliated relationship. Visit the Company's website address at www.novb.com.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a)
competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally, regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of the war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange
Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.
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
For further information contact:
Michael J. Cushman                     or    Kevin R. Watson
President & Chief Executive Officer          Executive Vice President & Chief Financial Officer
(530) 226-2900  Fax: (530) 221-4877          (530) 226-2900   Fax: (530) 221-4877

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                              NORTH VALLEY BANCORP
                      CONDENSED CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)
             (Dollars in thousands, except share and per share data)

                                                           Three Months Ended
                                                                March 31,
                                                        ------------------------
Statement of Income Data                                   2006          2005
------------------------                                ----------    ----------
Interest income
   Loans and leases (including fees)                    $   11,746    $    9,457
   Investment securities                                     1,776         1,999
   Federal funds sold and other                                105           171
                                                        ----------    ----------
       Total interest income                                13,627        11,627
                                                        ----------    ----------
Interest expense
   Interest on deposits                                      2,010         1,252
   Subordinated debentures                                     627           411
   Other borrowings                                            597           366
                                                        ----------    ----------
       Total interest expense                                3,234         2,029
                                                        ----------    ----------
Net interest income                                         10,393         9,598
Provision for loan and lease losses                             --           270
                                                        ----------    ----------
Net interest income after
   provision for loan and lease losses                      10,393         9,328
                                                        ----------    ----------

Noninterest income
   Service charges on deposit accounts                       1,477         1,133
   Other fees and charges                                      702           568
   Other                                                       619           749
                                                        ----------    ----------
       Total noninterest income                              2,798         2,450
                                                       ----------    ----------

Noninterest expenses
   Salaries and employee benefits                            5,637         4,682
   Occupancy                                                   707           627
   Furniture and equipment                                     533           561
   Other                                                     3,139         2,564
                                                        ----------    ----------
       Total noninterest expenses                           10,016         8,434
                                                        ----------    ----------
       Income before provision for income taxes              3,175         3,344
Provision for income taxes                                   1,046         1,085
                                                        ----------    ----------
       Net income                                       $    2,129    $    2,259
                                                        ==========    ==========

Common Share Data
  Earnings per share
     Basic                                              $     0.28    $     0.31
     Diluted                                            $     0.27    $     0.29

  Weighted average shares outstanding                    7,506,916     7,339,136
  Weighted average shares outstanding -
      diluted                                            7,824,140     7,800,962
  Book value per share                                  $     9.52    $     8.96
  Tangible book value                                   $     7.18    $     6.44
  Shares outstanding                                     7,539,654     7,415,825


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                              NORTH VALLEY BANCORP
                      CONDENSED CONSOLIDATED FINANCIAL DATA
                       (Unaudited) (Dollars in thousands)

                                                                 March 31,    December 31,     March 31,
Balance Sheet Data                                                 2006           2005           2005
------------------                                              ----------     ----------     ----------
Assets
  Cash and due from banks                                       $   37,519     $   48,294     $   36,207
  Federal funds sold and other                                      12,128          7,800         21,850
  Available-for-sale securities - at fair value                    156,757        164,258        188,787
  Held-to-maturity securities - at amortized cost                       88             91            132
  Loans and leases net of deferred loan fees                       627,547        624,512        573,391
    Allowance for loan and lease losses                             (7,832)        (7,864)        (7,367)
                                                                ----------     ----------     ----------
    Net loans and leases                                           619,715        616,648        566,024
  Premises and equipment, net                                       14,997         14,946         15,169
  Other real estate owned                                              898            902             32
  Goodwill and core deposit intangibles, net                        17,561         17,690         18,636
  Accrued interest receivable and other assets                      45,941         47,786         45,342
                                                                ----------     ----------     ----------
Total assets                                                    $  905,604     $  918,415     $  892,179
                                                                ==========     ==========     ==========

Liabilities and Shareholders' Equity
  Deposits:
    Demand, noninterest bearing                                 $  192,125     $  186,555     $  177,850
    Demand, interest bearing                                       199,400        194,735        196,648
    Savings and money market                                       185,057        195,866        214,756
    Time                                                           170,508        169,534        155,742
                                                                ----------     ----------     ----------
        Total deposits                                             747,090        746,690        744,996
  Other borrowed funds                                              43,500         56,500         50,166
  Accrued interest payable and other liabilities                     9,669         11,463          8,943
  Subordinated debentures                                           31,961         31,961         21,651
                                                                ----------     ----------     ----------
Total liabilities                                                  832,220        846,614        825,756
  Shareholders' equity                                              73,384         71,801         66,423
                                                                ----------     ----------     ----------
Total liabilities and shareholders' equity                      $  905,604     $  918,415     $  892,179
                                                                ==========     ==========     ==========

Asset Quality
  Nonaccrual loans and leases                                   $      127     $      686     $    1,079
  Loans and leases past due 90 days and accruing interest              935             67            374
  Other real estate owned                                              898            902             32
                                                                ----------     ----------     ----------
    Total nonperforming assets                                  $    1,960     $    1,655     $    1,485
                                                                ==========     ==========     ==========

  Allowance for loan and lease losses to total loans                  1.25%          1.26%          1.28%
  Allowance for loan and lease losses to NPL's                      737.48%       1044.36%        507.02%
  Allowance for loan and lease losses to NPA's                      399.59%        475.17%        496.09%
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                              NORTH VALLEY BANCORP
                      CONDENSED CONSOLIDATED FINANCIAL DATA
                       (Unaudited) (Dollars in thousands)

                                                                              Three Months Ended
                                                                                    March 31,
                                                                          ---------------------------
Selected Financial Ratios                                                      2006          2005
-------------------------                                                 ------------   ------------
  Return on average total assets                                                  0.96%          1.00%
  Return on average shareholders' equity                                         11.96%         13.74%
  Net interest margin (tax equivalent basis)                                      5.34%          4.96%
  Efficiency ratio                                                               75.93%         70.00%

Selected Average Balances
-------------------------
  Loans                                                                   $    624,879   $    556,936
  Taxable investments                                                          146,969        180,713
  Tax-exempt investments                                                        23,483         26,440
  Federal funds sold and other                                                   8,768         37,293
                                                                          ------------   ------------
    Total earning assets                                                  $    804,099   $    801,382
                                                                          ------------   ------------
    Total assets                                                          $    903,075   $    903,576
                                                                          ------------   ------------

  Demand deposits - interest bearing                                      $    192,771   $    194,236
  Savings and money market                                                     184,893        207,598
  Time deposits                                                                170,440        156,240
  Other borrowings                                                              91,573         84,591
                                                                          ------------   ------------
    Total interest bearing liabilities                                    $    639,677   $    642,665
                                                                          ------------   ------------
  Demand deposits - noninterest bearing                                   $    180,440   $    180,928
                                                                          ------------   ------------
  Shareholders' equity                                                    $     72,215   $     65,774
                                                                          ------------   ------------

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                              NORTH VALLEY BANCORP
                      CONDENSED CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)
                  (Dollars in thousands, except per share data)

                                                                  For the Quarter Ended
                                            ----------------------------------------------------------
                                               March         December       September        June
                                               2006            2005           2005           2005
                                            ------------   ------------   ------------   ------------
Interest income                             $     13,627   $     13,750   $     12,965   $     12,336
Interest expense                                   3,234          2,825          2,581          2,268

                                            ------------   ------------   ------------   ------------
  Net interest income                             10,393         10,925         10,384         10,068

Provision for loan and lease losses                   --            200            280            180
Noninterest income                                 2,798          3,234          3,067          2,463
Noninterest expense                               10,016         10,171          9,524          9,463
                                            ------------   ------------   ------------   ------------

Income before provision for income
 taxes                                             3,175          3,788          3,647          2,888
Provision for income taxes                         1,046          1,318          1,214            901
                                            ------------   ------------   ------------   ------------
  Net Income                                $      2,129   $      2,470   $      2,433   $      1,987
                                            ============   ============   ============   ============

Earnings per share:
  Basic                                     $       0.28   $       0.33   $       0.33   $       0.27
                                            ============   ============   ============   ============
  Diluted                                   $       0.27   $       0.32   $       0.31   $       0.26
                                            ============   ============   ============   ============
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